UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2020 (July 1, 2020)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, on January 11, 2020, Teladoc Health, Inc. (the “Company”), Jonata Sub One, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and Jonata Sub Two, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with InTouch Technologies, Inc. (“InTouch”) and Fortis Advisors LLC, in its capacity as equityholder representative, pursuant to which the Company agreed to acquire InTouch (the “Acquisition”).

On July 1, 2020, the Company completed the Acquisition pursuant to the Merger Agreement. At the closing of the Acquisition, Merger Sub 1 was merged with and into InTouch, with InTouch continuing as the surviving corporation, and Merger Sub 2 was merged with and into InTouch, with Merger Sub 2 continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company. As a result of the Acquisition, former holders of capital stock of InTouch and options to purchase capital stock of InTouch receive a pro rata share of approximately $106,336,423 in cash and 4,259,778 shares of common stock of the Company (the “Shares”). The Company also paid certain indebtedness and transaction expenses of InTouch in accordance with the Merger Agreement and placed certain funds in escrow. Certain options to purchase capital stock of InTouch were assumed by the Company and converted into new options to purchase common stock of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement, the Company issued the Shares at the closing of the Acquisition. The issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Shares were issued in a private placement pursuant to the terms of the Merger Agreement, and may only be offered or sold pursuant to an effective registration statement or an exemption from registration under the Securities Act.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 1, 2020 announcing the completion of the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Teladoc Health, Inc., dated July 1, 2020
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date:	July 2, 2020	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary